Exhibit 99.2

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the Common Stock, par value $0.001 per share, of Paid, Inc., a Delaware corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: March 22, 2021

PRATT FAMILY TRUST

By:	/s/ Barbara Pratt
	Name:	Barbara Pratt
	Title:	Co-Trustee

By:	/s/ Allan Pratt
	Name:	Allan Pratt
	Title:	Co-Trustee

1602256 ONTARIO LIMITED

By:	/s/ Allan Pratt
	Name:	Allan Pratt
	Title:	Director and Officer

/s/ Barbara Pratt
BARBARA PRATT

/s/ Allan Pratt
ALLAN PRATT